Exhibit 99.1

IQVIA Reports Third-Quarter 2023 Results

  Revenue of $3,736 million grew 4.9 percent year-over-year
  GAAP Net Income of $303 million grew 7.1 percent year-over-year
  Adjusted EBITDA of $888 million grew 9.1 percent year-over-year
  GAAP Diluted Earnings per Share of $1.63 grew 9.4 percent year-over-year
  Adjusted Diluted Earnings per Share of $2.49 grew 0.4 percent year-over-year
  R&D Solutions quarterly bookings of $2.6 billion, representing a book-to-bill ratio of 1.24x
  R&D Solutions contracted backlog of $28.8 billion grew 12 percent year-over-year

RESEARCH TRIANGLE PARK, N.C.--(BUSINESS WIRE)--November 1, 2023--IQVIA Holdings Inc. (“IQVIA”) (NYSE:IQV), a leading global provider of advanced analytics, technology solutions, and clinical research services to the life sciences industry, today reported financial results for the quarter ended September 30, 2023.

Third-Quarter 2023 Operating Results

Revenue for the third quarter of $3,736 million increased 4.9 percent on a reported basis and 4.1 percent at constant currency, compared to the third quarter of 2022. Technology & Analytics Solutions (TAS) revenue of $1,431 million grew 2.2 percent on a reported basis and 0.9 percent at constant currency. Research & Development Solutions (R&DS) revenue of $2,122 million grew 7.2 percent on a reported basis and 6.4 percent at constant currency. Excluding the impact of pass throughs, R&DS revenue grew 9.2 percent on a reported basis. Contract Sales & Medical Solutions (CSMS) revenue of $183 million was flat on a reported basis and grew 4.9 percent at constant currency.

As of September 30, 2023, R&DS contracted backlog, including reimbursed expenses, was $28.8 billion, growing 11.7 percent year-over-year and 10.5 percent at constant currency. The company expects approximately $7.4 billion of this backlog to convert to revenue in the next twelve months. The third-quarter book-to-bill ratio was 1.24x. For the twelve months ended September 30, 2023, the book-to-bill ratio was 1.33x.

“I'm proud of the team's execution in the quarter," said Ari Bousbib, chairman and CEO of IQVIA. "We achieved strong profit margin expansion and cash flow conversion. The R&DS segment posted another strong quarter and continues to show good momentum, as reflected in our book-to-bill ratio and double-digit year-over-year growth in backlog and RFP flow. TAS segment revenue increased in the quarter despite persistent client caution, and spending levels that remain below our expectations. Beyond the current challenging environment, we are confident in the strong underlying fundamentals for the segment.”

Third-quarter GAAP Net Income was $303 million and GAAP Diluted Earnings per Share was $1.63. Adjusted Net Income was $462 million and Adjusted Diluted Earnings per Share was $2.49. Adjusted EBITDA was $888 million, up 9.1 percent year-over-year.

Year-to-Date 2023 Operating Results

Revenue for the first nine months of 2023 was $11,116 million, up 4.2 percent on a reported basis and 4.8 percent at constant currency compared to the first nine months of 2022. TAS revenue was $4,331 million, representing growth of 2.0 percent on a reported basis and 2.4 percent at constant currency. R&DS revenue was $6,244 million, up 6.5 percent on a reported basis and 6.8 percent at constant currency. CSMS revenue was $541 million, down 3.6 percent on a reported basis and up 1.2 percent at constant currency.

GAAP Net Income was $889 million and GAAP Diluted Earnings per Share was $4.76. Adjusted Net Income was $1,378 million and Adjusted Diluted Earnings per Share was $7.37. Adjusted EBITDA was $2,603 million.

Financial Position

As of September 30, 2023, cash and cash equivalents were $1,224 million and debt was $13,631 million, resulting in net debt of $12,407 million. IQVIA’s Net Leverage Ratio was 3.52x trailing twelve-month Adjusted EBITDA. For the third quarter, Operating Cash Flow was $583 million and Free Cash Flow was $437 million.

Share Repurchase

During the third quarter, the company repurchased $144 million of its common stock, bringing year-to-date share repurchase activity to $763 million. IQVIA had $2,592 million of share repurchase authorization remaining as of September 30, 2023.

Full-Year 2023 Guidance

The company has updated its full-year guidance to reflect slower growth in our TAS segment and the impact of the strengthening US dollar. The updated revenue guidance range of $14,885 million to $14,920 million represents growth of 3.3 to 3.5 percent on a reported basis and 3.7 to 3.9 percent at constant currency. Excluding approximately $600 million of COVID-related revenue step down versus 2022, the guidance represents growth at constant currency of approximately 9 percent, including about 140 basis points of contribution from acquisitions.

Reflecting the adjustment to revenue guidance, the company is also updating its Adjusted EBITDA guidance range to $3,560 million to $3,570 million, representing growth of 6.4 to 6.7 percent, and its Adjusted Diluted Earnings per Share guidance range to $10.16 to $10.23, flat to up 0.7 percent on a reported basis. This Adjusted Diluted Earnings per Share guidance includes the year-over-year impact of the step-up in interest rates and the increase in the UK corporate tax rate. Excluding these items, Adjusted Diluted Earnings per Share is expected to grow 11 to 12 percent.

Fourth-Quarter 2023 Guidance

For the fourth quarter of 2023, the company expects revenue to be between $3,769 million and $3,804 million, representing growth of 0.8 to 1.7 percent on a reported basis and 0.7 to 1.6 percent at constant currency. The company expects Adjusted EBITDA to be between $957 million and $967 million, representing growth of 4.0 to 5.1 percent and Adjusted Diluted Earnings per Share to be between $2.79 and $2.86, representing growth of 0.4 to 2.9 percent on a reported basis. Excluding the step-up in interest rates and the increase in the UK corporate tax rate, Adjusted Diluted Earnings per Share is expected to grow 10 to 13 percent.

All financial guidance assumes foreign currency exchange rates as of October 30, 2023 remain in effect for the forecast period.

Webcast & Conference Call Details

IQVIA will host a conference call at 9:00 a.m. Eastern Time today to discuss its third-quarter 2023 results and its fourth-quarter and full-year 2023 guidance. To listen to the event and view the presentation slides via webcast, join from the IQVIA Investor Relations website at http://ir.iqvia.com. To participate in the conference call, interested parties must register in advance by clicking on this link. Following registration, participants will receive a confirmation email containing details on how to join the conference call, including the dial-in and a unique passcode and registrant ID. At the time of the live event, registered participants connect to the call using the information provided in the confirmation email and will be placed directly into the call.

About IQVIA

IQVIA (NYSE:IQV) is a leading global provider of advanced analytics, technology solutions, and clinical research services to the life sciences industry. IQVIA creates intelligent connections across all aspects of healthcare through its analytics, transformative technology, big data resources and extensive domain expertise. IQVIA Connected Intelligence™ delivers powerful insights with speed and agility — enabling customers to accelerate the clinical development and commercialization of innovative medical treatments that improve healthcare outcomes for patients. With approximately 87,000 employees, IQVIA conducts operations in more than 100 countries.

IQVIA is a global leader in protecting individual patient privacy. The company uses a wide variety of privacy-enhancing technologies and safeguards to protect individual privacy while generating and analyzing information on a scale that helps healthcare stakeholders identify disease patterns and correlate with the precise treatment path and therapy needed for better outcomes. IQVIA’s insights and execution capabilities help biotech, medical device and pharmaceutical companies, medical researchers, government agencies, payers and other healthcare stakeholders tap into a deeper understanding of diseases, human behavior and scientific advances, in an effort to advance their path toward cures. To learn more, visit www.iqvia.com.

Cautionary Statements Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, our fourth-quarter and full-year 2023 guidance. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “assume,” “anticipate,” “intend,” “plan,” “forecast,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words that are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from our expectations due to a number of factors, including, but not limited to, the following: business disruptions caused by natural disasters, pandemics such as the COVID-19 (coronavirus) outbreak, including any variants, and the public health policy responses to the outbreak, and international conflicts or other disruptions outside of our control such as the current situation in Ukraine and Russia; most of our contracts may be terminated on short notice, and we may lose or experience delays with large client contracts or be unable to enter into new contracts; the market for our services may not grow as we expect; we may be unable to successfully develop and market new services or enter new markets; imposition of restrictions on our use of data by data suppliers or their refusal to license data to us; any failure by us to comply with contractual, regulatory or ethical requirements under our contracts, including current or future changes to data protection and privacy laws; breaches or misuse of our or our outsourcing partners’ security or communications systems; failure to meet our productivity or business transformation objectives; failure to successfully invest in growth opportunities; our ability to protect our intellectual property rights and our susceptibility to claims by others that we are infringing on their intellectual property rights; the expiration or inability to acquire third party licenses for technology or intellectual property; any failure by us to accurately and timely price and formulate cost estimates for contracts, or to document change orders; hardware and software failures, delays in the operation of our computer and communications systems or the failure to implement system enhancements; the rate at which our backlog converts to revenue; our ability to acquire, develop and implement technology necessary for our business; consolidation in the industries in which our clients operate; risks related to client or therapeutic concentration; government regulators or our customers may limit the number or scope of indications for medicines and treatments or withdraw products from the market, and government regulators may impose new regulatory requirements or may adopt new regulations affecting the biopharmaceutical industry; the risks associated with operating on a global basis, including currency or exchange rate fluctuations and legal compliance, including anti-corruption laws; risks related to changes in accounting standards; general economic conditions in the markets in which we operate, including financial market conditions, inflation, and risks related to sales to government entities; the impact of changes in tax laws and regulations; and our ability to successfully integrate, and achieve expected benefits from, our acquired businesses. For a further discussion of the risks relating to our business, see the “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission (the "SEC"), as such factors may be amended or updated from time to time in our subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We assume no obligation to update any such forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise.

Note on Non-GAAP Financial Measures

This release includes information based on financial measures that are not recognized under generally accepted accounting principles in the United States ("GAAP"), such as Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share, Gross Leverage Ratio, Net Leverage Ratio and Free Cash Flow. Non-GAAP financial measures are presented only as a supplement to the company’s financial statements based on GAAP. Non-GAAP financial information is provided to enhance understanding of the company’s financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP. The company uses non-GAAP measures in its operational and financial decision making, and believes that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful indicator of the underlying operating performance of the business. For example, the company excludes all the amortization of intangible assets associated with acquired customer relationships and backlog, databases, non-compete agreements, trademarks and trade names from non-GAAP expense and income measures as such amounts can be significantly impacted by the timing and size of acquisitions. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining net income attributable to IQVIA Holdings Inc. As a result, internal management reports feature non-GAAP measures which are also used to prepare strategic plans and annual budgets and review management compensation. The company also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

The non-GAAP financial measures are not presented in accordance with GAAP. Please refer to the schedules attached to this release for reconciliations of non-GAAP financial measures contained herein to the most directly comparable GAAP measures. Our fourth-quarter and full-year 2023 guidance measures (other than revenue) are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measure because the company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. For the same reasons, the company is unable to address the probable significance of the unavailable information. Such items include, but are not limited to, acquisition related expenses, restructuring and related expenses, stock-based compensation and other items not reflective of the company's ongoing operations.

Non-GAAP measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to the company, many of which present non-GAAP measures when reporting their results. Non-GAAP measures have limitations as an analytical tool. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP.

IQVIAFIN

Table 1
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(preliminary and unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data)	2023	2022	2023	2022
Revenues	$3,736	$3,562	$11,116	$10,671
Cost of revenues, exclusive of depreciation and amortization	2,426	2,321	7,267	6,975
Selling, general and administrative expenses	502	517	1,497	1,488
Depreciation and amortization	297	248	809	773
Restructuring costs	30	4	67	15
Income from operations	481	472	1,476	1,420
Interest income	(14)	(4)	(24)	(7)
Interest expense	181	108	491	288
Other (income) expense, net	(35)	8	(77)	51
Income before income taxes and equity in earnings (losses) of unconsolidated affiliates	349	360	1,086	1,088
Income tax expense	51	70	203	212
Income before equity in earnings (losses) of unconsolidated affiliates	298	290	883	876
Equity in earnings (losses) of unconsolidated affiliates	5	(7)	6	(12)
Net income	$303	$283	$889	$864
Earnings per share attributable to common stockholders:
Basic	$1.66	$1.52	$4.82	$4.59
Diluted	$1.63	$1.49	$4.76	$4.52
Weighted average common shares outstanding:
Basic	182.9	186.5	184.4	188.3
Diluted	185.5	189.4	186.9	191.3

Table 2
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(preliminary and unaudited)

(in millions, except per share data)	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$1,224	$1,216
Trade accounts receivable and unbilled services, net	3,227	2,917
Prepaid expenses	177	151
Income taxes receivable	49	43
Investments in debt, equity and other securities	108	93
Other current assets and receivables	423	561
Total current assets	5,208	4,981
Property and equipment, net	498	532
Operating lease right-of-use assets	292	331
Investments in debt, equity and other securities	99	68
Investments in unconsolidated affiliates	115	94
Goodwill	14,288	13,921
Other identifiable intangibles, net	4,907	4,820
Deferred income taxes	111	118
Deposits and other assets, net	459	472
Total assets	$25,977	$25,337
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,133	$3,316
Unearned income	1,838	1,797
Income taxes payable	172	161
Current portion of long-term debt	1,309	152
Other current liabilities	137	152
Total current liabilities	6,589	5,578
Long-term debt, less current portion	12,322	12,595
Deferred income taxes	365	464
Operating lease liabilities	217	264
Other liabilities	679	671
Total liabilities	20,172	19,572
Commitments and contingencies
Stockholders’ equity:
Common stock and additional paid-in capital, 400.0 shares authorized as of September 30, 2023 and December 31, 2022, $0.01 par value, 257.1 shares issued and 182.5 shares outstanding as of September 30, 2023; 256.4 shares issued and 185.7 shares outstanding as of December 31, 2022	10,994	10,898
Retained earnings	4,223	3,334
Treasury stock, at cost, 74.6 and 70.7 shares as of September 30, 2023 and December 31, 2022, respectively	(8,509)	(7,740)
Accumulated other comprehensive loss	(903)	(727)
Total stockholders’ equity	5,805	5,765
Total liabilities and stockholders’ equity	$25,977	$25,337

Table 3
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(preliminary and unaudited)

	Nine Months Ended September 30,
(in millions)	2023	2022
Operating activities:
Net income	$889	$864
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	809	773
Amortization of debt issuance costs and discount	13	11
Stock-based compensation	172	136
(Earnings) losses from unconsolidated affiliates	(6)	12
(Gain) loss on investments, net	(5)	35
Benefit from deferred income taxes	(117)	(52)
Changes in operating assets and liabilities:
Change in accounts receivable, unbilled services and unearned income	(241)	(88)
Change in other operating assets and liabilities	(112)	9
Net cash provided by operating activities	1,402	1,700
Investing activities:
Acquisition of property, equipment and software	(470)	(503)
Acquisition of businesses, net of cash acquired	(869)	(1,012)
Purchases of marketable securities, net	(4)	(4)
Investments in unconsolidated affiliates, net of payments received	(16)	(14)
Investments in debt and equity securities	(36)	—
Other	4	4
Net cash used in investing activities	(1,391)	(1,529)
Financing activities:
Proceeds from issuance of debt	1,250	1,250
Payment of debt issuance costs	(19)	(5)
Repayment of debt and principal payments on finance leases	(118)	(86)
Proceeds from revolving credit facility	2,009	1,500
Repayment of revolving credit facility	(2,184)	(1,600)
Payments related to employee stock option plans	(58)	(70)
Repurchase of common stock	(763)	(1,103)
Contingent consideration and deferred purchase price payments	(79)	(22)
Net cash provided by (used in) financing activities	38	(136)
Effect of foreign currency exchange rate changes on cash	(41)	(127)
Increase (decrease) in cash and cash equivalents	8	(92)
Cash and cash equivalents at beginning of period	1,216	1,366
Cash and cash equivalents at end of period	$1,224	$1,274

Table 4
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(preliminary and unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2023	2022	2023	2022
Net Income	$303	$283	$889	$864
Provision for income taxes	51	70	203	212
Depreciation and amortization	297	248	809	773
Interest expense, net	167	104	467	281
(Income) loss in unconsolidated affiliates	(5)	7	(6)	12
Deferred revenue purchase accounting adjustments	—	—	—	1
Stock-based compensation	47	61	172	136
Other (income) expense, net (1)	(40)	13	(92)	51
Restructuring and related expenses (2)	42	16	102	47
Acquisition related expenses	26	12	59	49
Adjusted EBITDA	$888	$814	$2,603	$2,426

(1)	Reflects certain non-operating income items, revaluations of contingent consideration and certain non-recurring expenses.
(2)	Reflects restructuring costs as well as accelerated expenses related to lease exits.

Table 5
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED NET INCOME RECONCILIATION
(preliminary and unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data)	2023	2022	2023	2022
Net Income	$303	$283	$889	$864
Provision for income taxes	51	70	203	212
Purchase accounting amortization (1)	156	128	411	414
(Income) loss in unconsolidated affiliates	(5)	7	(6)	12
Deferred revenue purchase accounting adjustments	—	—	—	1
Stock-based compensation	47	61	172	136
Other (income) expense, net (2)	(40)	13	(92)	51
Restructuring and related expenses (3)	42	16	102	47
Acquisition related expenses	26	12	59	49
Adjusted Pre Tax Income	$580	$590	$1,738	$1,786
Adjusted tax expense	(118)	(120)	(360)	(373)
Adjusted Net Income	$462	$470	$1,378	$1,413

Adjusted earnings per share attributable to common stockholders:
Basic	$2.53	$2.52	$7.47	$7.50
Diluted	$2.49	$2.48	$7.37	$7.39
Weighted average common shares outstanding:
Basic	182.9	186.5	184.4	188.3
Diluted	185.5	189.4	186.9	191.3
(1)	Reflects all the amortization of acquired intangible assets.
(2)	Reflects certain non-operating income items, revaluations of contingent consideration and certain non-recurring expenses.
(3)	Reflects restructuring costs as well as accelerated expenses related to lease exits.

Table 6
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW RECONCILIATION
(preliminary and unaudited)

(in millions)	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023
Net Cash provided by Operating Activities	$583	$1,402
Acquisition of property, equipment and software	(146)	(470)
Free Cash Flow	$437	$932

Table 7
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CALCULATION OF GROSS AND NET LEVERAGE RATIOS
AS OF SEPTEMBER 30, 2023
(preliminary and unaudited)

(in millions)
Gross Debt, net of Unamortized Discount and Debt Issuance Costs, as of September 30, 2023	$13,631
Net Debt as of September 30, 2023	$12,407
Adjusted EBITDA for the twelve months ended September 30, 2023	$3,523
Gross Leverage Ratio (Gross Debt/LTM Adjusted EBITDA)	3.87x
Net Leverage Ratio (Net Debt/LTM Adjusted EBITDA)	3.52x

Contacts

Nick Childs, IQVIA Investor Relations (nicholas.childs@iqvia.com)
+1.973.316.3828